Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS FIRST QUARTER 2017 RESULTS

•          Quarterly revenue of $567 million

•          Quarterly operating margin of 2.2% (3.8% non-GAAP)

•          Quarterly EPS of $0.19 ($0.34 non-GAAP)

•          Improved cash conversion cycle to 67 days

•          Operating cash flow of $78 million

ANGLETON, TX, April 19, 2017 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2017.

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
In millions, except EPS	2017	2016	2016
Net sales	$567	$608	$549
Net income	$10	$19	$11
Net income – non-GAAP	$17	$22	$15
Diluted EPS	$0.19	$0.37	$0.22
Diluted EPS – non-GAAP	$0.34	$0.45	$0.30

Operating margin	2.2%	3.9%	3.0%
Operating margin – non-GAAP	3.8%	4.8%	4.0%

A reconciliation of GAAP and non-GAAP results is included below.

“I am pleased by the Company’s strong performance in our first quarter, providing an excellent start to the year.  Revenues and margins exceeded guidance, and this quarter marks the first quarter in the past eleven that we experienced year-on-year revenue growth.  Non-GAAP EPS of $0.34 exceeded the high end of our guidance by $0.06; cash cycle days improved by 7 days to 67 days; and we generated operating cash flow of $78 million,” said Paul Tufano, Benchmark’s President and CEO.

“As we work to transform and reposition the Company in 2017 to achieve our business model objectives, we remain focused on the key initiatives critical to our success, namely the optimization of our global network; the implementation of our market-sector sales organization; and the expansion of our engineering and solutions capabilities,” added Tufano.  “Our recent announcement to relocate our corporate headquarters to the Phoenix metropolitan area is a major step in advancing these initiatives.  Arizona offers great access to a highly skilled talent pool, a pro-business climate and proximity to major research universities.  This move will allow us to consolidate our headquarters staff and drive greater efficiency and speed; expand our engineering and solutions capabilities and establish a partnership with Arizona State University;

position us closer to our growing aerospace and defense customer base and serve as a foundation to expand our existing precision technology business.”

First Quarter 2017 Financial Highlights

•         Operating margin was 2.2% (non-GAAP 3.8%).

•         The Company incurred a $5.1 million charge ($0.10 per share) for the write-down of inventory and provisions to accounts receivable associated with the insolvency of a customer.  These charges increased cost of sales by $3.4 million and SG&A by $1.7 million and are reflected as a non-GAAP adjustment.

•         Cash flows from operating activities were $78 million.

•         Cash conversion cycle improved 7 days from 74 at December 31, 2016 to 67 days at March 31, 2017.

•         Cash was $752 million at March 31, of which $93 million was available in the U.S.

Cash Conversion Cycle

	Mar 31,	Dec 31,	Mar 31,
	2017	2016	2016
Accounts receivable days	61	65	68
Inventory days	70	62	70
Accounts payable days	(60)	(53)	(39)
Customer deposits	(4)	-	-
	67	74	99

First Quarter 2017 Industry Sector Update

Revenue by industry sector (dollars in millions) was as follows.

	Mar 31,		Dec 31,		Mar 31,
Higher-Value Markets	2017		2016		2016
Industrials	$118	21%	$120	20%	$138	25%
A&D	104	18	102	17	91	16
Medical	86	15	86	14	83	15
Test & Instrumentation	77	14	65	11	53	10
	$385	68%	$373	62%	$365	66%

	Mar 31,		Dec 31,		Mar 31,
Traditional Markets	2017		2016		2016
Computing	$101	18%	$136	22%	$91	17%
Telecommunications	81	14	99	16	93	17
	$182	32%	$235	38%	$184	34%
Total	$567	100%	$608	100%	$549	100%

Overall revenue increased 3% year-over-year driven by strong Test & Instrumentation growth serving the semi-capital equipment market, Aerospace and Defense (A&D) growth primarily from defense programs, and Computing strength from new and existing customers. To reflect our increasing emphasis on A&D as part of our overall strategy, we will now report this sector separately going forward.

Medical demand was muted by softness across several top customers, and Industrials remains challenged by broad-based demand softness in energy and infrastructure related products.

First Quarter 2017 Bookings Update

•         New program bookings of $118 to $149 million.

•         21 engineering awards supporting early engagement opportunities.

•         27 manufacturing wins across all market sectors.

The Company projects that new program bookings for the first quarter will result in annualized revenue of $118 to $149 million when fully launched in the next 12-18 months.  The new program bookings align with Benchmark’s strategic focus on higher-value markets.

Second Quarter 2017 Outlook

•         Revenue between $565 - $585 million.

•         Diluted GAAP earnings per share between $0.26 - $0.30.

•         Diluted non-GAAP earnings per share between $0.31 - $0.35 (excluding restructuring charges and amortization of intangibles expected to approximate $0.05 per share).  The income tax impact of the non-GAAP adjustments using the applicable effective tax rates is $0.03 per share.

First Quarter 2017 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides worldwide integrated electronics manufacturing services (EMS), engineering and design services, and precision machine services to original equipment manufacturers in the following industries: industrial controls, aerospace and defense, telecommunications, computers and related products for business enterprises, medical devices, and test and instrumentation.  Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-331-1361 or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP).  A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release.  Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non-GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  Benchmark’s non-GAAP information is not necessarily comparable to the non-GAAP information used by other companies.  Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “plan,” “anticipate,” “project,” “predict,” “goals,” “targeting” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  The Company’s forward-looking statements include, among other things, projections relating to the future value of bookings and second quarter 2017 revenues and diluted earnings per share.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and business environment generally.  If one or more of these risks or uncertainties materializes or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.  Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Income from operations (GAAP)	$12,417	$23,548	$16,268
Restructuring charges and other costs	1,511	2,663	2,789
Customer insolvency	5,120	-	-
Amortization of intangible assets	2,481	2,893	2,804
Non-GAAP income from operations	$21,529	$29,104	$21,861

Net income (GAAP)	$9,687	$18,568	$11,052
Restructuring charges and other costs	1,511	2,663	2,789
Customer insolvency	5,120	-	-
Amortization of intangible assets	2,481	2,893	2,804
Income tax adjustments(1)	(1,580)	(1,781)	(1,642)
Non-GAAP net income	$17,219	$22,343	$15,003

Earnings per share: (GAAP)
Basic	$0.20	$0.38	$0.22
Diluted	$0.19	$0.37	$0.22

Earnings per share: (Non-GAAP)
Basic	$0.35	$0.46	$0.30
Diluted	$0.34	$0.45	$0.30

Weighted-average number of shares used
in calculating earnings per share:
Basic	49,511	49,063	49,848
Diluted	50,080	49,544	50,287

(1)                 This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016
Sales	$566,501	$549,225
Cost of sales	517,441	498,908
Gross profit	49,060	50,317
Selling, general and administrative expenses	32,651	28,456
Amortization of intangible assets	2,481	2,804
Restructuring charges and other costs	1,511	2,789
Income from operations	12,417	16,268
Interest expense	(2,225)	(2,334)
Interest income	1,074	264
Other expense, net	(81)	(223)
Income before income taxes	11,185	13,975
Income tax expense	1,498	2,923
Net income	$9,687	$11,052

Earnings per share:
Basic	$0.20	$0.22
Diluted	$0.19	$0.22

Weighted-average number of shares used in calculating earnings per share:
Basic	49,511	49,848
Diluted	50,080	50,287

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$752,477	$681,433
Accounts receivable, net	381,200	440,692
Inventories	404,023	381,334
Other current assets	35,352	28,203
Total current assets	1,573,052	1,531,662
Property, plant and equipment, net	165,080	166,148
Goodwill and other, net	297,641	300,858
Total assets	$2,035,773	$1,998,668

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$13,865	$12,396
Accounts payable	343,796	326,249
Accrued liabilities	79,507	73,736
Total current liabilities	437,168	412,381
Long-term debt and capital lease obligations, less current installments	206,463	211,252
Other long-term liabilities	10,083	9,570
Shareholders’ equity	1,382,059	1,365,465
Total liabilities and shareholders’ equity	$2,035,773	$1,998,668

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$9,687	$11,052
Depreciation and amortization	12,273	13,907
Stock-based compensation expense	2,160	2,113
Accounts receivable, net	59,685	65,382
Inventories	(22,512)	22,756
Accounts payable	16,225	(31,940)
Other changes in working capital and other	387	(6,189)
Net cash provided by operations	77,905	77,081

Cash flows from investing activities:
Additions to property, plant and equipment and software	(7,578)	(7,837)
Other investing activities, net	109	192
Net cash used in investing activities	(7,469)	(7,645)

Cash flows from financing activities:
Share repurchases	(1,000)	(14,205)
Net debt activity	(3,082)	(3,078)
Other financing activities, net	4,349	344
Net cash provided by (used in) financing activities	267	(16,939)
Effect of exchange rate changes	341	675
Net increase in cash and cash equivalents	71,044	53,172
Cash and cash equivalents at beginning of year	681,433	465,995
Cash and cash equivalents at end of period	$752,477	$519,167